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                                                                      EXHIBIT 99



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in Registration Statements on Form S-3, File Nos. 333-04385,
333-40869 and 333-44421, of our report dated January 23, 1998 on MidCon Corp.'s consolidated financial statements for the year ended December 31, 1997, included in the K N Energy, Inc. Form 8-K/A dated February 12, 1998, and to all references to our Firm included in these Registration Statements.


                                                  /s/ Arthur Andersen LLP


Chicago, Illinois
March 5, 1998